Exhibit 99.1
FOR IMMEDIATE RELEASE
IFF to Share Strategic & Business Outlook at Investor Meeting
NEW YORK, N.Y., March 15, 2011 — International Flavors & Fragrances Inc. (NYSE: IFF), a leading global creator of flavors and fragrances for consumer products, announced that the Company’s senior executives will offer their perspective on IFF’s long-term business strategy and financial objectives at an investor meeting today in New York City.
IFF expects to achieve long-term financial goals of four to six percent local currency sales growth, seven to nine percent operating profit growth and 10-plus percent earnings per share (EPS) growth.
Management will also comment that the first quarter of 2011 has started strong. EPS is expected to grow in excess of 10 percent as the combination of strong sales growth and continued cost discipline is expected to drive results. For the full year of 2011, the Company is expected to reiterate its belief that operating profit margin should approach their previous long-term stated goal of 18 percent.
“Following a very strong financial performance in 2010, we look forward to sharing with our investors the strategies we have in place to capture future growth opportunities,” said Chairman and CEO Doug Tough. “Our strategy in 2011 and beyond will focus on improving both growth and profitability as we leverage our emerging market position, strengthen our innovation platform and maximize our portfolio. As such, we believe that we have the right plans in place to continue to win in the marketplace and deliver long-term value to our shareholders.”
The live webcast of today’s meeting and accompanying presentation materials, as well as the U.S. Generally Accepted Accounting Principles (U.S. GAAP) reconciliation, can be accessed by visiting the Investor Relations section of www.iff.com. The meeting will begin at 8:00 a.m. EDT, and will also be archived on the site for later viewing.
About IFF
International Flavors & Fragrances Inc. (NYSE: IFF) is a leading global creator of flavors and fragrances used in a wide variety of consumer products and packaged goods. Consumers experience these unique scents and tastes in fine fragrances and beauty care, detergents and household goods, as well as beverages, confectionery and food products. The Company leverages its competitive advantages of brand understanding and consumer insight, combined with its focus on R&D and innovation, to provide customers with differentiated product offerings. A member of the S&P 500 Index, IFF has sales, manufacturing and creative facilities in 33 countries worldwide. For more information, please visit our website at www.iff.com.

Cautionary Statement Under The Private Securities Litigation Reform Act of 1995
Statements in this release, which are not historical facts or information, are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management’s current assumptions, estimates and expectations. Certain of such forward-looking information may be identified by such terms as “expect”, “anticipate”, “believe”, “outlook”, “guidance”, “may”, “on track” and similar terms or variations thereof. All information concerning future revenues, tax rates or benefits, interest and other savings, earnings and other future financial results or financial position such as our ability to satisfy our cash requirements, constitutes forward-looking information. Such forward-looking statements involve significant risks, uncertainties and other factors. Actual results of the Company may differ materially from any future results expressed or implied by such forward-looking statements. Such factors include, among others the following: general economic and business conditions in the Company’s markets, including economic and recessionary pressures; energy and commodity prices; decline in consumer confidence and spending; the impact of currency fluctuation or devaluation in the Company’s principal foreign markets and the impact on the availability, effectiveness and cost of the Company’s hedging and risk management strategies; political uncertainties; fluctuating interest rates; volatility of the capital and credit markets and any adverse impact on our cost of and access to capital and credit; fluctuations in the price, quality and availability of raw materials; the Company’s ability to implement its business strategy, including the achievement of anticipated cost savings, profitability, growth and financial targets; the outcome of uncertainties related to litigation; the impact of possible pension funding obligations and increased pension expense on the Company’s cash flow and results of operations; and the effect of legal and regulatory proceedings, as well as restrictions imposed on the Company, its operations or its representatives by U.S. and foreign governments. The Company intends its forward-looking statements to speak only as of the time of such statements and does not undertake or plan to update or revise them as more information becomes available or to reflect changes in expectations, assumptions or results.
Any public statements or disclosures by IFF following this release that modify or impact any of the forward-looking statements contained in or accompanying this release will be deemed to modify or supersede such outlook or other forward-looking statements in or accompanying this release.
Certain other factors which may impact our financial results or which may cause actual results to differ from such forward-looking statements are also discussed in the Company’s periodic reports filed with the Securities and Exchange Commission and available on the IFF website at www.iff.com under “Investor Relations”. You are urged to carefully consider all such factors.
Investor Relations:
Michael DeVeau
212-708-7164